Exhibit 99.1
SACHEM CAPITAL ANNOUNCES CLOSING OF NEW $100 MILLION OF SENIOR SECURED NOTES
BRANFORD, CT, June 12, 2025 (GLOBE NEWSWIRE) -- Sachem Capital Corp. (NYSE American: SACH) (the “Company”), a real estate lender specializing in originating, underwriting, funding, servicing, and managing a portfolio of loans secured by first mortgages on real property, today announced that Sachem Capital Corporation Holdings, LLC, an indirect, wholly-owned subsidiary of the Company, consummated a private placement of $100 million aggregate principal amount of five-year Senior Secured Notes due June 11, 2030 (the "Notes") to various institutional investors. An initial draw of $50 million was made at closing, and the remaining $50 million must be drawn by May 15, 2026. The Notes bear interest at a fixed rate of 9.875% per annum, with interest only payable quarterly and a commitment fee of 1.0% on the undrawn portion of the Notes. Payment of the amounts due on the Notes is fully and unconditionally guaranteed by the Company and Sachem Capital Corporation Intermediate, LLC, a wholly-owned subsidiary of the Company.The Notes have received an investment grade rating of A from Egan-Jones Ratings Company, an independent, unaffiliated rating agency.
The Company intends to use the proceeds for a combination of purposes, including the repayment of existing facility balances, the origination of new investments, and to redeem its 7.75% unsecured notes maturing in September 2025.
“We are pleased with the closing of our new $100 million Senior Secured Notes due June 2030. This new financing provides significant financial flexibility for Sachem, allowing us to repay existing obligations and accelerate the origination of new, accretive loans. As we move forward, we will continue to evaluate additional capital sources to further strengthen our liquidity,” said Jeffery Walraven, Interim Chief Financial Officer of Sachem Capital.
Ladenburg Thalmann served as exclusive placement agent for the Company. Morrison Foerster LLP served as counsel for the Company, and Morgan, Lewis & Bockius LLP served as counsel for the purchasers of the Notes.
The Notes will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from the registration requirements of the Securities Act of 1933, as amended, or any state securities laws.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the Company’s securities, nor shall there be any sale of the Company’s securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.
About Sachem Capital Corp.
Sachem Capital Corp. is a mortgage REIT that specializes in originating, underwriting, funding, servicing, and managing a portfolio of loans secured by first mortgages on real property. It offers short-term (i.e., three years or less) secured, nonbanking loans to real estate investors to fund their acquisition, renovation, development, rehabilitation, or improvement of properties. The Company’s primary underwriting criteria is a conservative loan to value ratio. The properties securing the loans are generally classified as residential or commercial real estate and, typically, are held for investment. Each loan is secured by a first mortgage lien on real estate and is personally guaranteed by the principal(s) of the borrower. The Company also makes opportunistic real estate purchases apart from its lending activities.
Forward Looking Statements
This press release may contain forward-looking statements. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations and financial position, strategy and plans, and our expectations for future operations, are forward-looking statements. The words “anticipate,” “estimate,” “expect,” “project,” “plan,” “seek,” “intend,” “believe,” “may,” “might,” “will,” “should,” “could,” “likely,” “continue,” “design,” and the negative of such terms and other words and terms of similar expressions are intended to identify forward-looking statements. These forward-looking statements are based primarily on management’s current expectations and projections about future events and trends that management believes may affect the Company’s financial condition, results of operations, strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to several risks, uncertainties and assumptions as described in the Company’s

Annual Report on Form 10-K for 2024 filed with the U.S. Securities and Exchange Commission on March 31, 2025, as may be supplemented by the Company’s subsequently filed Quarterly Reports on Form 10-Q. Because of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, level of activity, performance, or achievements. In addition, neither the Company nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. The Company disclaims any duty to update any of these forward-looking statements. All forward-looking statements attributable to the Company are expressly qualified in their entirety by these cautionary statements as well as others made in this press release. You should evaluate all forward-looking statements made by the Company in the context of these risks and uncertainties.
Investor & Media Contact:
Sachem Capital
Investor Relations
Email: investors@sachemcapitalcorp.com
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